EXHIBIT 99.2

News Release

Investor Contact	Media Contact
Ed Wilhelm	Anne Roman
(734) 477-4245	(734) 477-1392

Borders Group Second Quarter 2004 Results
Exceed EPS Expectations

Management Raises Full-Year 2004 EPS Guidance To $1.72-$1.77

Ann Arbor, Mich., Aug. 17, 2004--Borders Group Inc. (NYSE: BGP) today reported results for the fiscal second quarter of 2004, which ended July 25. Consolidated earnings were $0.11 per share, which is $0.05 above consolidated earnings per share of $0.06 cents a year ago, and is $0.03 above the high-end of the company’s previously issued guidance of $0.06 to $0.08 per share. Borders Group consolidated sales for the period were $847.1 million, representing an increase of 2.4% over second quarter 2003. Second quarter performance was driven primarily by book sales that were stronger than anticipated despite the expected challenging comparison to a year ago when the fifth book in the Harry Potter series was released.

Second quarter comparable store sales for Borders superstores were better than company projections at –0.8%. Waldenbooks comparable store sales were in-line with management guidance at –7.3%. Total sales in the company’s International segment grew to $104.3 million, which represents an 18.3% increase over the prior year, slightly better than expected.

“Borders Group is pleased to have delivered sales and earnings growth in what was, as anticipated, a challenging second quarter on the top line relative to 2003,” said Borders Group Chief Executive Officer Greg Josefowicz. “As we look to the back half of the year, we remain focused on executing our plan to strengthen comparable store sales, deliver EPS targets and enhance shareholder value through a combination of share repurchases and cash dividends. We are also pleased to have completed the acquisition of Paperchase Products Limited and the licensing agreement with Seattle’s Best Coffee during the quarter. By leveraging these strong brands, we will continue to enhance our product offering to customers while remaining focused on our core strength in bookselling.”

-more-

Borders Group Q2 2004--2

Consolidated Results—Q2 2004

•	Consolidated sales totaled $847.1 million, which is up 2.4% from a year ago, driven by new store growth in the Borders superstore and International segments.
•	At $8.5 million, net income improved by 88.9% over last year’s $4.5 million, as profit margins rose, driven primarily by increased gross margins.
•	Gross margin as a percent of sales increased to 26.4% from 25.6%, resulting in large part from higher bestseller discounts last year related to the Harry Potter book.
•	As expected, SG&A as a percent of sales increased to 24.4% from 24.3% driven by adverse sales leverage resulting from challenging sales comparisons described above.
•	Inventory productivity improved as the company’s investment in inventory increased 1.3% compared to last year, while consolidated sales increased by 2.4% and total square footage increased 4%.
•	The company’s financial position remains strong. Debt net of cash was $5.1 million, slightly higher than levels of a year ago.
•	The company repurchased 1.8 million shares of its common stock, totaling $41.6 million for the quarter. On a year-to-date basis, Borders Group has repurchased 3.9 million shares totaling $91.7 million.

Borders Superstores—Q2 2004

•	Segment sales totaled $592.8 million, which is up 4.0% over the same period last year, helped in part by the sales of bestsellers like the Bill Clinton’s “My Life” as well as new store growth.
•	Better than anticipated sales and stronger gross margins led to net income of $16.1 million, up from $10.6 million a year ago.
•	Books, on a same-store sales basis, approximated the total Borders comparable store sales result. Multimedia (music and DVD combined) sales were slightly positive on a comparable store sales basis, driven by strong DVD sales.
•	Borders opened two new domestic superstores, and as of the end of the second quarter, operates 450 total domestic Borders superstores.

International—Q2 2004

•	Total sales increased by 18.3% to $104.3 million, driven by new store growth, comparable store sales increases and favorable currency exchange rates. Excluding the impact of foreign currency translation, total International sales would have increased 7.9%.
•	Net loss in the segment was $2.6 million compared to a net loss of $3.6 million for the same period a year ago.
•	As of the close of the second quarter, Borders operates a total of 37 overseas Borders superstores and 36 Books etc. stores in the U.K.

-more-

Borders Group Q2 2004--3

Waldenbooks—Q2 2004

•	Waldenbooks generated sales of $150.0 million, which is down from $168.7 million for the same period one year ago. Total store square footage is down from a year ago by 6.7% due to store closures.
•	Net income for the segment decreased to $1.6 million, compared to $2.6 million a year ago due to the decline in comparable store sales.

Non-Operating Adjustments

•	All net income and earnings per share figures reported for the second quarter include the impact of non-operating adjustments. In the second quarter, these adjustments amounted to an after-tax net income of $.1 million. This total is comprised of after-tax income of $1.7 million resulting from the deconsolidation of certain variable interest entities, which was offset by after-tax charges totaling $1.6 million related to a Books etc. store closure and asset write-offs resulting from store remodels.

Q3 2004 Outlook

•	Comparable stores sales at Borders are expected to be flat to up slightly.
•	Waldenbooks’comparable store sales are expected to be flat to down slightly.
•	Total International segment sales, including newly acquired Paperchase Products Limited, are expected to increase 20% to 25% for the period.
•	Management projects consolidated earnings for the third quarter to range from $.01 to $.03 per share. This compares to consolidated earnings per share of $0.01 for the same period last year.

Full-Year 2004 Outlook

•	Management is increasing consolidated earnings per share guidance for the full-year 2004 to a range of $1.72 to $1.77, representing growth of 13% to 16% over 2003. Previous management guidance for the year was $1.70 to $1.75 earnings per share.
•	Comparable store sales for Borders superstores are expected to increase in the low single digits
•	Waldenbooks’ comparable store sales are expected to be flat to down slightly.
•	Total sales for the International segment, including the newly acquired Paperchase Products Limited, are expected to increase 20% to 25% over 2003.
•	Full-year earnings per share estimates include the impact of non-operating adjustments projected for the year to be an after-tax charge of $0.04 to $0.06 per share.

Next Financial Release/Conference Call

Borders Group will issue third quarter results after market close Nov. 16 with a conference call to follow Nov. 17 at 8 a.m. Eastern.

-more-

Borders Group Q2 2004--4

About Borders Group

Headquartered in Ann Arbor, Mich., Borders Group is a leading global retailer of books, music and movies with more than 1,200 stores worldwide. More detailed information on the company is available at www.bordersgroupinc.com.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. One can identify these forward-looking statements by the use of words such as “projected,” “expected,” “estimates,” “look,” “continuing,” “plans,” “guidance,” “will,” “may,” “intends,” “anticipates,” and other words of similar meaning. One can also identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address matters such as the company’s future financial performance (including sales and earnings guidance), its plans relating to store openings and closings and its intentions with respect to dividend payments and share repurchases. These statements are subject to risks and uncertainties that could cause actual results and plans to differ materially from those included in the company’s forward-looking statements. These risks and uncertainties include, but are not limited to, consumer demand for the company’s products, particularly during the holiday season, which is believed to be related to general economic and geopolitical conditions, weather, and other factors; changes in accounting rules; asset impairments relating to under-performing stores or other unusual items; an unexpected increase in competition; uninsured losses from risks such as terrorism, earthquakes, or floods for which no, or limited, insurance coverage is maintained; higher than anticipated interest costs; energy disruptions, shortages or higher than anticipated energy costs; adverse litigation expenses or results; unanticipated work stoppages or increased labor costs; higher than anticipated merchandise or occupancy costs; the performance of the company’s strategic initiatives, including international expansion; the stability and capacity of the company’s information systems; and changes in foreign currency exchange rate.

Exhibit 99.1 to the company’s Form 10-Q for the fiscal year ended April 25, 2004 filed with the Securities and Exchange Commission sets forth a more detailed discussion of these and other risk factors that could cause actual results and plans to differ materially from those included in the forward-looking statements, and that discussion is incorporated herein by reference. The company does not undertake any obligation to update forward-looking statements.

###

Borders Group, Inc. Financial Statements
(dollars in millions, except per share amounts)

Sales and Earnings Summary

	Quarter Ended July 25, 2004			Quarter Ended July 27, 2003
	Operating	Adjustments	GAAP	Operating	Adjustments	GAAP
	Basis (1)	(1)	Basis	Basis (2)	(2)	Basis

Borders	$592.8	$-	$592.8	$570.0	$-	$570.0
Waldenbooks	150.0	-	150.0	168.7	-	168.7
International	104.3	-	104.3	88.2	-	88.2
Total sales	847.1	-	847.1	826.9	-	826.9
Other revenue (3)	6.3	-	6.3	7.5	-	7.5
Total revenue	853.4	-	853.4	834.4	-	834.4
Cost of goods sold, including occupancy costs	628.9	0.9	629.8	620.8	0.5	621.3
Inventory writedowns	-	-	-	-	0.5	0.5
Gross margin	224.5	(0.9)	223.6	213.6	(1.0)	212.6
Selling, general and administrative expenses	207.8	(1.3)	206.5	200.5	-	200.5
Pre-opening expense	1.0	-	1.0	1.7	-	1.7
Asset impairments and other writedowns	-	0.2	0.2	-	0.6	0.6
Operating income (loss)	15.7	0.2	15.9	11.4	(1.6)	9.8
Interest expense	2.4	-	2.4	2.6	-	2.6
Income (loss) before income taxes	13.3	0.2	13.5	8.8	(1.6)	7.2
Income tax provision (benefit)	4.9	0.1	5.0	3.3	(0.6)	2.7
Net income (loss)	$8.4	$0.1	$8.5	$5.5	$(1.0)	$4.5

EPS	$0.11	$-	$0.11	$0.07	$(0.01)	$0.06
Weighted avg. common shares	78.4	78.4	78.4	78.5	78.5	78.5

Comparable Store Sales
Borders	(0.8% )			1.7%
Waldenbooks	(7.3% )			3.7%

Sales and Earnings Summary (As a Percentage of Total Sales)

	Quarter Ended July 25, 2004			Quarter Ended July 27, 2003
	Operating	Adjustments	GAAP	Operating	Adjustments	GAAP
	Basis (1)	(1)	Basis	Basis (2)	(2)	Basis

Borders	70.0%	-%	70.0%	68.9%	-%	68.9%
Waldenbooks	17.7	-	17.7	20.4	-	20.4
International	12.3	-	12.3	10.7	-	10.7
Total sales	100.0	-	100.0	100.0	-	100.0
Other revenue (3)	0.7	-	0.7	0.9	-	0.9
Total revenue	100.7	-	100.7	100.9	-	100.9
Cost of goods sold, including occupancy costs	74.2	0.1	74.3	75.1	0.1	75.2
Inventory writedowns	-	-	-	-	0.1	0.1
Gross margin	26.5	(0.1)	26.4	25.8	(0.2)	25.6
Selling, general and administrative expenses	24.5	(0.1)	24.4	24.3	-	24.3
Pre-opening expense	0.1	-	0.1	0.2	-	0.2
Asset impairments and other writedowns	-	-	-	-	0.1	0.1
Operating income (loss)	1.9	-	1.9	1.3	(0.3)	1.0
Interest expense	0.3	-	0.3	0.3	-	0.3
Income (loss) before income taxes	1.6	-	1.6	1.0	(0.3)	0.7
Income tax provision (benefit)	0.6	-	0.6	0.4	(0.2)	0.2
Net income (loss)	1.0%	-%	1.0%	0.6%	(0.1)%	0.5%

(1) Results from fiscal 2004 were impacted by a number of non-operating items primarily consisting of income resulting from the deconsolidation of certain variable interest entities pursuant to the provisions of FIN 46. Partially offsetting this income are store closure costs and disposals of fixed assets resulting from the remodel program. Therefore, solely for analytical purposes and as an aid to better understand underlying trends, operating basis data are presented excluding these items.

(2) Results from fiscal 2003 were impacted by a number of non-operating items, primarily consisting of store closure costs of certain under-performing stores. Partially offsetting these costs is an insurance reimbursement related to the loss of the Borders store at the Word Trade Center. Therefore, solely for analytical purposes and as an aid to better understand underlying trends, operating basis data are presented excluding these items.

(3) Other revenues include gross income received primarily from the Waldenbooks Preferred Reader membership program.

Certain reclassifications were made to conform to current year presentation.

Borders Group, Inc. Financial Statements
(dollars in millions, except per share amounts)

Sales and Earnings Summary

	Six Months Ended July 25, 2004			Six Months Ended July 27, 2003
	Operating	Adjustments	GAAP	Operating	Adjustments	GAAP
	Basis (1)	(1)	Basis	Basis (2)	(2)	Basis

Borders	$1,170.1	$-	$1,170.1	$1,091.5	$-	$1,091.5
Waldenbooks	300.8	-	300.8	319.0	-	319.0
International	207.0	-	207.0	167.8	-	167.8
Total sales	1,677.9	-	1,677.9	1,578.3	-	1,578.3
Other revenue (3)	13.6	-	13.6	14.7	-	14.7
Total revenue	1,691.5	-	1,691.5	1,593.0	-	1,593.0
Cost of goods sold, including occupancy costs	1,256.1	0.9	1,257.0	1,190.4	0.5	1,190.9
Inventory writedowns	-	0.1	0.1	-	0.5	0.5
Gross margin	435.4	(1.0)	434.4	402.6	(1.0)	401.6
Selling, general and administrative expenses	411.2	(1.7)	409.5	393.5	-	393.5
Pre-opening expense	2.0	(0.3)	1.7	3.2	-	3.2
Asset impairments and other writedowns	-	0.6	0.6	-	0.6	0.6
Operating income (loss)	22.2	0.4	22.6	5.9	(1.6)	4.3
Interest expense	4.3	-	4.3	4.8	-	4.8
Income (loss) before income taxes	17.9	0.4	18.3	1.1	(1.6)	(0.5)
Income tax provision (benefit)	6.6	0.2	6.8	0.4	(0.6)	(0.2)
Net income (loss)	$11.3	$0.2	$11.5	$0.7	$(1.0)	$(0.3)

EPS	$0.15	$-	$0.15	$0.01	$(0.01)	$-
Weighted avg. common shares	79.1	79.1	79.1	77.9	77.9	77.9

Comparable Store Sales
Borders	1.7%			(1.7% )
Waldenbooks	(1.3% )			(2.6% )

Sales and Earnings Summary (As a Percentage of Total Sales)

	Six Months Ended July 25, 2004			Six Months Ended July 27, 2003
	Operating	Adjustments	GAAP	Operating	Adjustments	GAAP
	Basis (1)	(1)	Basis	Basis (2)	(2)	Basis

Borders	69.7%	-%	69.7%	69.2%	-%	69.2%
Waldenbooks	17.9	-	17.9	20.2	-	20.2
International	12.4	-	12.4	10.6	-	10.6
Total sales	100.0	-	100.0	100.0	-	100.0
Other revenue (3)	0.8	-	0.8	0.9	-	0.9
Total revenue	100.8	-	100.8	100.9	-	100.9
Cost of goods sold, including occupancy costs	74.9	-	74.9	75.5	-	75.5
Inventory writedowns	-	-	-	-	-	-
Gross margin	25.9	-	25.9	25.4	-	25.4
Selling, general and administrative expenses	24.4	-	24.4	24.9	-	24.9
Pre-opening expense	0.1	-	0.1	0.2	-	0.2
Asset impairments and other writedowns	-	-	-	-	-	-
Operating income (loss)	1.4	-	1.4	0.3	-	0.3
Interest expense	0.3	-	0.3	0.3	-	0.3
Income (loss) before income taxes	1.1	-	1.1	-	-	-
Income tax provision (benefit)	0.4	-	0.4	-	-	-
Net income (loss)	0.7%	-%	0.7%	-%	-%	-%

(1) Results from fiscal 2004 were impacted by a number of non-operating items primarily consisting of income resulting from the deconsolidation of certain variable interest entities pursuant to the provisions of FIN 46 and an insurance reimbursement related to the loss of the Borders store at the World Trade Center. Partially offsetting this income are store closure costs and disposals of fixed assets resulting from the remodel program. Therefore, solely for analytical purposes and as an aid to better understand underlying trends, operating basis data are presented excluding these items.

(2) Results from fiscal 2003 were impacted by a number of non-operating items, primarily consisting of store closure costs of certain under-performing stores. Partially offsetting these costs is an insurance reimbursement related to the loss of the Borders store at the Word Trade Center. Therefore, solely for analytical purposes and as an aid to better understand underlying trends, operating basis data are presented excluding these items.

(3) Other revenues include gross income received primarily from the Waldenbooks Preferred Reader membership program.

Certain reclassifications were made to conform to current year presentation.

Borders Group, Inc. Financial Statements
(dollars in millions)

Condensed Consolidated Balance Sheets

	July 25,	July 27,	January 25,
	2004	2003	2004
Assets
Cash and cash equivalents	$180.8	$177.3	$378.8
Inventory	1,229.7	1,214.4	1,235.6
Other current assets	110.5	98.6	98.3
Property and equipment, net	530.3	552.7	577.7
Other assets and deferred charges	80.5	92.2	71.5
Goodwill	132.6	96.1	104.3
Total assets	$2,264.4	$2,231.3	$2,466.2

Liabilities, Minority Interest and Stockholders' Equity
Short-term borrowings and current portion of long-term debt	$129.8	$124.5	$141.2
Accounts payable	547.2	604.3	595.9
Other current liabilities	343.9	339.8	427.0
Long-term debt	56.1	50.0	57.2
Long-term capital lease obligations	-	19.0	-
Other long-term liabilities	97.2	85.4	90.2
Total liabilities	1,174.2	1,223.0	1,311.5
Minority interest	1.4	-	1.7
Total stockholders' equity	1,088.8	1,008.3	1,153.0
Total liabilities, minority interest and stockholders' equity	$2,264.4	$2,231.3	$2,466.2

Store Activity Summary

	Quarter Ended		Six Months Ended
	July 25,	July 27,	July 25,	July 27,
	2004	2003	2004	2003
Borders Superstores
Beginning number of stores	448	412	445	404
Openings	2	8	6	16
Closings	-	-	(1)	-

Ending number of stores	450	420	450	420

Ending square footage (in millions)	11.4	10.7	11.4	10.7

Waldenbooks Stores
Beginning number of stores	712	774	716	778
Openings	1	2	2	4
Closings	(2)	(17)	(7)	(23)

Ending number of stores	711	759	711	759

Ending square footage (in millions)	2.8	3.0	2.8	3.0

Borders International Stores
Beginning number of stores	37	33	37	30
Openings	-	2	-	5

Ending number of stores	37	35	37	35

Ending square footage (in millions)	1.0	0.9	1.0	0.9

Borders Group, Inc. Segment Financial Information
(dollars in millions, except per share amounts)

	Quarter Ended July 25, 2004			Quarter Ended July 27, 2003
	Operating	Adjustments	GAAP	Operating	Adjustments	GAAP
	Basis (2)	(2)	Basis	Basis (3)	(3)	Basis

Borders
Sales	$592.8	$-	$592.8	$570.0	$-	$570.0
EBITDA (1)	40.6	1.3	41.9	34.5	(0.4)	34.1
Depreciation expense	16.8	-	16.8	17.4	-	17.4
Interest income	(1.1)	-	(1.1)	(0.4)	-	(0.4)
Income taxes	9.6	0.5	10.1	6.7	(0.2)	6.5
Net income	15.3	0.8	16.1	10.8	(0.2)	10.6
Net income per share	$0.20	$0.01	$0.21	$0.14	$-	$0.14

Waldenbooks
Sales	$150.0	$-	$150.0	$168.7	$-	$168.7
EBITDA (1)	(4.0)	(0.2)	(4.2)	0.1	(1.2)	(1.1)
Depreciation expense	3.4	-	3.4	4.0	-	4.0
Interest income	(10.3)	-	(10.3)	(9.3)	-	(9.3)
Income taxes	1.2	(0.1)	1.1	2.0	(0.4)	1.6
Net income	1.7	(0.1)	1.6	3.4	(0.8)	2.6
Net income per share	$0.02	$-	$0.02	$0.04	$(0.01)	$0.03

International
Sales	$104.3	$-	$104.3	$88.2	$-	$88.2
EBITDA (1)	4.0	(0.9)	3.1	1.8	-	1.8
Depreciation expense	3.2	-	3.2	3.0	-	3.0
Interest expense	4.3	-	4.3	4.7	-	4.7
Income taxes	(1.5)	(0.3)	(1.8)	(2.3)	-	(2.3)
Net loss	(2.0)	(0.6)	(2.6)	(3.6)	-	(3.6)
Net loss per share	$(0.02)	$(0.01)	$(0.03)	$(0.04)	$-	$(0.04)

Corporate (4)
EBITDA (1)	$(1.5)	$-	$(1.5)	$(0.6)	$-	$(0.6)
Interest expense	9.5	-	9.5	7.6	-	7.6
Income taxes	(4.4)	-	(4.4)	(3.1)	-	(3.1)
Net loss	(6.6)	-	(6.6)	(5.1)	-	(5.1)
Net loss per share	$(0.09)	$-	$(0.09)	$(0.07)	$-	$(0.07)

Consolidated
Sales	$847.1	$-	$847.1	$826.9	$-	$826.9
EBITDA (1)	39.1	0.2	39.3	35.8	(1.6)	34.2
Depreciation expense	23.4	-	23.4	24.4	-	24.4
Interest expense	2.4	-	2.4	2.6	-	2.6
Income taxes	4.9	0.1	5.0	3.3	(0.6)	2.7
Net income	8.4	0.1	8.5	5.5	(1.0)	4.5
Net income per share	$0.11	$-	$0.11	$0.07	$(0.01)	$0.06

(1) EBITDA is operating income (loss) before depreciation. EBITDA is not a Generally Accepted Accounting Principles (GAAP) measurement, but is being included, as we believe it is a commonly used measure of operating performance in the retail industry. EBITDA is provided to enhance an investor’s understanding of our operating results. It should not be construed as an alternative to operating income (loss) as an indicator of operating performance or as an alternative to cash flows from operating activities as a measure of liquidity as determined in accordance with GAAP. All companies do not calculate EBITDA in the same manner. As a result, EBITDA as reported may not be comparable to EBITDA as reported by other companies.

(2) Results from fiscal 2004 were impacted by a number of non-operating items primarily consisting of income resulting from the deconsolidation of certain variable interest entities pursuant to the provisions of FIN 46. Partially offsetting this income are store closure costs and disposals of fixed assets resulting from the remodel program. Therefore, solely for analytical purposes and as an aid to better understand underlying trends, operating basis data are presented excluding these items.

(3) Results from fiscal 2003 were impacted by a number of non-operating items, primarily consisting of store closure costs of certain under-performing stores. Partially offsetting these costs is an insurance reimbursement related to the loss of the Borders store at the Word Trade Center. Therefore, solely for analytical purposes and as an aid to better understand underlying trends, operating basis data are presented excluding these items.

(4) The Corporate segment includes interest expense, various corporate governance costs and corporate incentive costs.

Borders Group, Inc. Segment Financial Information
(dollars in millions, except per share amounts)

	Six Months Ended July 25, 2004			Six Months Ended July 27, 2003
	Operating	Adjustments	GAAP	Operating	Adjustments	GAAP
	Basis (2)	(2)	Basis	Basis (3)	(3)	Basis

Borders
Sales	$1,170.1	$-	$1,170.1	$1,091.5	$-	$1,091.5
EBITDA (1)	72.2	2.4	74.6	58.8	(0.4)	58.4
Depreciation expense	34.1	-	34.1	34.7	-	34.7
Interest income	(2.9)	-	(2.9)	(1.3)	-	(1.3)
Income taxes	15.9	0.9	16.8	9.8	(0.2)	9.6
Net income	25.1	1.5	26.6	15.6	(0.2)	15.4
Net income per share	$0.32	$0.02	$0.34	$0.20	$-	$0.20

Waldenbooks
Sales	$300.8	$-	$300.8	$319.0	$-	$319.0
EBITDA (1)	(5.7)	(0.7)	(6.4)	(4.3)	(1.2)	(5.5)
Depreciation expense	6.9	-	6.9	8.1	-	8.1
Interest income	(20.8)	-	(20.8)	(18.6)	-	(18.6)
Income taxes	3.3	(0.3)	3.0	2.3	(0.4)	1.9
Net income	4.9	(0.4)	4.5	3.9	(0.8)	3.1
Net income per share	$0.07	$(0.01)	$0.06	$0.05	$(0.01)	$0.04

International
Sales	$207.0	$-	$207.0	$167.8	$-	$167.8
EBITDA (1)	6.6	(0.9)	5.7	2.1	-	2.1
Depreciation expense	6.6	-	6.6	5.8	-	5.8
Interest expense	9.0	-	9.0	9.3	-	9.3
Income taxes	(3.8)	(0.3)	(4.1)	(5.2)	-	(5.2)
Net loss	(5.2)	(0.6)	(5.8)	(7.8)	-	(7.8)
Net loss per share	$(0.06)	$(0.01)	$(0.07)	$(0.10)	$-	$(0.10)

Corporate (4)
EBITDA (1)	$(3.3)	$(0.4)	$(3.7)	$(2.1)	$-	$(2.1)
Interest expense	19.0	-	19.0	15.4	-	15.4
Income taxes	(8.8)	(0.1)	(8.9)	(6.5)	-	(6.5)
Net loss	(13.5)	(0.3)	(13.8)	(11.0)	-	(11.0)
Net loss per share	$(0.18)	$-	$(0.18)	$(0.14)	$-	$(0.14)

Consolidated
Sales	$1,677.9	$-	$1,677.9	$1,578.3	$-	$1,578.3
EBITDA (1)	69.8	0.4	70.2	54.5	(1.6)	52.9
Depreciation expense	47.6	-	47.6	48.6	-	48.6
Interest expense	4.3	-	4.3	4.8	-	4.8
Income taxes	6.6	0.2	6.8	0.4	(0.6)	(0.2)
Net income	11.3	0.2	11.5	0.7	(1.0)	(0.3)
Net income per share	$0.15	$-	$0.15	$0.01	$(0.01)	$-

(1) EBITDA is operating income (loss) before depreciation. EBITDA is not a Generally Accepted Accounting Principles (GAAP) measurement, but is being included, as we believe it is a commonly used measure of operating performance in the retail industry. EBITDA is provided to enhance an investor’s understanding of our operating results. It should not be construed as an alternative to operating income (loss) as an indicator of operating performance or as an alternative to cash flows from operating activities as a measure of liquidity as determined in accordance with GAAP. All companies do not calculate EBITDA in the same manner. As a result, EBITDA as reported may not be comparable to EBITDA as reported by other companies.

(2) Results from fiscal 2004 were impacted by a number of non-operating items primarily consisting of income resulting from the deconsolidation of certain variable interest entities pursuant to the provisions of FIN 46 and an insurance reimbursement related to the loss of the Borders store at the World Trade Center. Partially offsetting this income are store closure costs and disposals of fixed assets resulting from the remodel program. Therefore, solely for analytical purposes and as an aid to better understand underlying trends, operating basis data are presented excluding these items.

(3) Results from fiscal 2003 were impacted by a number of non-operating items, primarily consisting of store closure costs of certain under-performing stores. Partially offsetting these costs is an insurance reimbursement related to the loss of the Borders store at the Word Trade Center. Therefore, solely for analytical purposes and as an aid to better understand underlying trends, operating basis data are presented excluding these items.

(4) The Corporate segment includes interest expense, various corporate governance costs and corporate incentive costs.